UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 25, 2008

SendTec, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51702 (Commission File No.)	43-2053462 (IRS Employer Identification No.)

877 Executive Center Drive West St. Petersburg, FL	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 576-6630

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of SendTec, Inc., a Delaware corporation (the “Registrant”), is being filed to correct an error that was set forth in Item 1.01 of the Current Report on Form 8-K filed by the Registrant on March 28, 2008.

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The Registrant previously disclosed in a Form 8-K filed on March 28, 2008, that, in connection with the Recapitalization Agreement, dated as of March 25, 2008 (the “Recapitalization Agreement”), by and among the Registrant, SendTec Acquisition Corp., the Registrant’s wholly owned subsidiary (“STAC”), the holders of STAC’s 6% Senior Secured Convertible Debentures due March 31, 2008 (the “Original Debentures”), and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders, the Original Debentures were to be exchanged for a combination of Series B Convertible Preferred Stock of the Registrant and Amended and Restated Senior Secured Convertible Debentures (the “Amended and Restated Debentures”).

The Form 8-K incorrectly indicated that the entire principal amount of the Amended and Restated Debentures is due on the later of: (a) May 31, 2008; and (b) the third trading day following the satisfaction or waiver of all conditions to the Second Closing under the Recapitalization Agreement. In fact, the entire principal amount of the Amended and Restated Debentures is due on July 31, 2008, or, if earlier, the date of the Second Closing under the Recapitalization Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SENDTEC, INC.

By:	/s/ Paul Soltoff
Name:	Paul Soltoff
Title:	CEO

Date: March 28, 2008